CONSENT OF ATTORNEYS



     Reference is made to the Registration Statement of the Diamond Cartel, Inc. on Form S-1 whereby of the Company propose to sell up to 3,000,000 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.


     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be sold.

                                          Very truly yours,

                                          HART & HART, LLC


                                          /s/ William T. Hart
                                          William T. Hart


Denver, Colorado
April 14, 2017